Exhibit 10.3

Warrant No. 101

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Effective Date: []	Void After: []

AIT THERAPEUTICS, INC.

WARRANT TO PURCHASE COMMON STOCK

AIT THERAPEUTICS INC., a Delaware (the “Company”), for value received on [] (the “Effective Date”), hereby issues to __________ (the “Holder”) this Warrant (this “Warrant”) to purchase_____ shares of Common Stock, par value $.000001 per share (as defined below) (each such share as from time to time adjusted as hereinafter provided being a “Warrant Share” and all such shares being the “Warrant Shares”), at $6.90 per share, as adjusted from time to time as provided herein (the “Exercise Price”), on or before January 13, 2022 (the “Expiration Date”), all subject to the following terms and conditions.

This Warrant is one of a series of warrants of like tenor that have been issued in connection with the private offering by Advanced Inhalation Therapies (AIT) Ltd., a company organized under the laws of Israel (“Predecessor”), solely to accredited investors of Units in accordance with, and subject to, the terms and conditions described in, that certain Securities Purchase and Registration Rights Agreement, dated as of December 29, 2016, by and among Predecessor and the Investors (the “Purchase Agreement”).  Predecessor became a wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger and Reorganization entered into by and between the Company, Predecessor and Red Maple Ltd., an Israeli corporation, dated December 29, 2016, as amended by that certain Amendment No. 1 between the Company and Predecessor dated January 12, 2017, and in connection therewith, the Company assumed Predecessor’s obligations under the Purchase Agreement, this Warrant and the other warrants issued under the Purchase Agreement.  Capitalized terms used in this Warrant but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

As used in this Warrant:

(i)
“Affiliate” means any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a person, as such terms are used and construed in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to close;

(iii)	“Exercise Period” means the period commencing on the date hereof and ending at 5:00 P.M., New York City time, on the Expiration Date, unless sooner terminated as provided herein;

(iv)
“Common Stock” means (A) the Company’s common stock, and (B) any shares in the capital of the Company into which such common stock shall have been changed or any shares in the capital of the Company resulting from a reclassification of such common stock.

(v)
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

(vi)
“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the common Stock as in effect on the date of delivery of the Notice of Exercise.

(vii)
“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCQB, the OTCQX, the OTCPink or the OTCBB on which the Common Stock is listed or quoted for trading on the date in question.

(viii)
“Trading Day” means (a) a day on which the Common Stock is traded on a Trading Market (other than the OTCQB, the OTCQX, the OTCPink or the OTCBB), or (b) if the Common Stock is not listed or quoted on any such Trading Market, a day on which the Common Stock are quoted on the OTCQB, OTCQX, OTCPink or the OTCBB; provided, that if the Common Stock is not listed or quoted as set forth in the immediately preceding clauses (a) or (b), then Trading Day shall mean a Business Day.

(ix)
“Weighted Average Price” means, for any security as of any date, the U.S. dollar volume-weighted average price for such security on its primary Trading Market during the period beginning at 9:30 a.m., New York City time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg Markets (or any successor thereto, “Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City time (or such other time as such over-the-counter market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as such over-the-counter market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group, Inc. (or any successor thereto).  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the primary Trading Market is located in a country other than the United States, the Weighted Average Price shall be calculated in U.S. Dollars using the spot rate for the purchase of the applicable foreign currency at the close of business on the immediately preceding Business Day in New York, New York published in the Wall Street Journal.   All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction that occurs during any period for which the Weighted Average Price is being determined.

1. EXERCISE OF WARRANTS

  (a) Exercise Procedures.

      (i) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Effective Date and on or before the Expiration Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of a duly executed facsimile copy or PDF copy submitted by electronic delivery (or e-mail attachment to amir@ait-pharm.com and racheli@ait-pharm.com or such other email address to which the Company’s email address for this purpose may be changed in accordance with Section 7.4 of the Purchase Agreement) of the notice of exercise in the form attached as Exhibit A (the “Notice of Exercise”).  Within the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise of this Warrant as set forth herein, the Holder shall deliver the aggregate Exercise Price (“Aggregate Exercise Price”) for the shares of Common Stock specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 1(a)(ii) is specified in such Notice of Exercise.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of reducing the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the dates of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

      (ii) If, at any time a registration statement covering the resale of the Warrant Shares by the Holder is not currently effective and available for the resale of all the Warrant Shares, the Holder may, in its sole discretion, exercise all or any part of the Warrant in a “cashless” or “net-issue” exercise (a “Cashless Exercise”), pursuant to which the Holder shall be entitled to receive a number of Warrant Shares calculated using the following formula:

X =	Y * (A - B)
A

with:	X =	the number of Warrant Shares to be issued to the Holder

Y =	the number of Warrant Shares with respect to which the Warrant is being exercised

A =
the last Weighted Average Price immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the “last Weighted Average Price” will be the last Weighted Average Price as calculated over an entire Trading Day such that, if this Warrant is exercised at a time that the primary Trading Market is open, then the prior Trading Day’s Weighted Average Price shall be used in this calculation)

B =	the then-current Exercise Price of the Warrant

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder in accordance with Section 3(a)(9) of the Securities Act, and the holding period for such Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(iii) Upon the exercise of this Warrant in compliance with the provisions of this Section 1(a), the Company shall promptly issue and cause to be delivered to the Holder a certificate for the Warrant Shares purchased by the Holder by the date that is the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after the delivery to the Company of the Notice of Exercise (the “Share Delivery Date”).  Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise (the “Date of Exercise”).  On or before the Share Delivery Date, the Company shall issue and dispatch by overnight courier to the address as specified in the Notice of Exercise, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise; provided, that, if, at the time of exercise, there shall either be (i) an effective registration statement under the Securities Act covering the resale of the Warrant Shares subject to such exercise or (ii) the Holder shall have effected a cashless exercise pursuant to Section 1(a)(ii) on or after the six-month anniversary of the Effective Date and, at the time of such exercise, the Company satisfies the current public information requirements contained in Rule 144(c) promulgated under the Securities Act, then, on or prior to the Share Delivery Date, the Company shall (X) provided that the company’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”), upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the Fast Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise, without the imposition of any restrictive legend.  The Company agrees to maintain a transfer agent that is a participant in the FAST Program so long as this Warrant remains outstanding and exercisable.  If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

(b) Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, within three (3) Business Days following such surrender, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(c) Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares pursuant to Section 1(a)(iii) by the Share Delivery Date, then the Holder will have the right to rescind such exercise by written notice to the Company at any time prior to the delivery of such Warrant Shares.

(d) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 1(a)(iii) pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(e) Exercise Limitation.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the issuance of Warrant Shares after such exercise, as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act, and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion, and at the sole determination, of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, nor shall the Company be in any way liable to the Holder, any Attribution Party or any other Person in any respect of any such determination.  In addition, a determination as to any “group” status for purpose of this Section 1(d) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “SEC”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within two Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(d); provided that the Beneficial Ownership Limitation in no event exceeds 9.985% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder, and the provisions of this Section 1(d) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

2. ISSUANCE OF WARRANT SHARES

(a) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all liens, charges and security interests, with the exception of claims arising through the acts or omissions of the Holder and except as arising under applicable Federal and state securities laws.

(b) The Company shall register this Warrant upon records to be maintained by the Company for that purpose in the name of the record Holder of such Warrant from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

(c) Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all action necessary or appropriate in order to protect the rights of the Holder to exercise this Warrant, or against impairment of such rights.

3. ADJUSTMENTS OF EXERCISE PRICE, NUMBER AND TYPE OF WARRANT SHARES; REPURCHASE OF WARRANTS FOR CASH.

(a) The Exercise Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. If the Company does not have the requisite number of authorized but unissued shares of Common Stock to make any adjustment, the Company shall use its commercially reasonable efforts to obtain the necessary stockholder consent to increase the authorized number of shares of Common Stock to make such an adjustment pursuant to this Section 3.

     (i) Subdivision or Combination of Common Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a lesser number of shares, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(i).

     (ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, all of the holders of shares of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore:

(A)
any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for shares of Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B)
additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments covered by the terms of Section 3(a)(i)), then and in each such case, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately, and the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Warrant Shares as of the date on which holders of shares of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The Exercise Price and the Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3(a)(ii).  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 3(a)(ii) with respect to any dividend or distribution that the Holder receives pursuant to Section 8.

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for such Warrant Shares (as applicable, “Alternate Consideration”) equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full exercise of the rights represented by this Warrant. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any Alternate Consideration thereafter deliverable upon the exercise hereof. The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such Organic Change or the corporation purchasing such assets shall assume by written instrument (which, at the request of the Holder, shall be in the form of a new Warrant issued by such successor corporation) the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon exercise of this Warrant. If there is an Organic Change, then the Company shall cause to be mailed to the Holder at its last address as it shall appear on the books and records of the Company, at least 10 calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares for the Alternate Consideration delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Company) resulting from such Organic Change or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such Alternate Consideration even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

(b) Adjustment of Exercise Price Upon Certain Issuances of Common Stock.  If and whenever after the Effective Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (excluding Exempted Issuances (as defined below)), for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale (the “Applicable Price”), then immediately after such issuance or sale the Exercise Price then in effect shall be reduced to the New Issuance Price.  If any sale or issuance, or deemed issuance, is for no consideration, then the New Issuance Price shall be deemed to be $0.01 per Ordinary Share.  Upon each such adjustment of the Exercise Price pursuant to the immediately preceding sentence, the number of Warrant Shares issuable upon exercise of this Warrant shall be increased to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.  For purposes of this Warrant, “Exempted Issuances” shall mean: (I) shares of Common Stock issued or deemed to be issued by the Company pursuant to any employee benefit plan which has been duly adopted and approved by the Company Board and shareholders of the Company, pursuant to which the Company's securities may be issued to employees, consultants, advisors, officers and/or directors (or any individual who has accepted an offer of employment) for services provided to the Company, provided that the number of such shares issued or deemed to be issued in any calendar year does not exceed 5% of the number of outstanding shares of Common Stock as of the end of the immediately preceding year; (II) shares of Common Stock issued or deemed to be issued by the Company upon the conversion, exchange or exercise of any right, option, obligation or security outstanding on the date immediately prior to the date of the Purchase Agreement and set forth in a Schedule to the Purchase Agreement, provided that the terms of such option, obligation or security are not amended or otherwise modified on or after the date of the Purchase Agreement in a manner that would reduce the exercise price thereof; or (III) shares of Common Stock issued or deemed to be issued by the Company upon exercise of the Warrants issued by Predecessor pursuant to the Purchase Agreement and assumed by the Company (provided that the terms of the Warrants are not amended or otherwise modified on or after the date of the Purchase Agreement in a manner that would reduce the exercise price thereof).

(c) Effect on Exercise Price of Certain Events.  For purposes of determining the adjusted Exercise Price under Section 3(b) (which, for the avoidance of doubt, the Company expressly agrees shall mean, for all purposes of this Section 3(c), including for purposes of determining whether the Company has issued or sold, or shall be deemed to have issued or sold, any shares of Common Stock for a consideration per Common Share less than a price equal to the Applicable Price), the following shall be applicable:

     (i) Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option.  For purposes of this Section 3(c)(i), the “lowest price per share for which one Ordinary Share is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Security upon the exercise of such Option or upon the actual issuance of such shares of Common Stock upon conversion, exchange or exercise of such Convertible Security.

     (ii) Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Ordinary Share is issuable upon the conversion, exchange or exercise thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of any such Convertible Security and upon conversion, exchange or exercise of such Convertible Security.  No further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exchange or exercise of such Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Option for which adjustment of the Exercise Price had been or are to be made pursuant to other provisions of Section 3(c)(i), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

     (iii) Change in Option Price or Rate of Conversion.  If the purchase, exchange or exercise price provided for in any Options, the additional consideration, if any, payable upon the issuance, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Options or Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, then the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price that would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase, exchange or exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold, and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted.  For purposes of this Section 3(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(d) Calculation of Consideration Received.  In case any Options are issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction or series of related transactions, (A) the Options will be deemed to have been issued for a consideration equal to the greatest of (I) $0.01, (II) the specific aggregate consideration, if any, allocated to such Options, and (III) the sum of the Black-Scholes values of each such Option, determined by use of the Black-Scholes Option Pricing Model applying the applicable criteria set forth on Schedule I hereto (the greatest of (I), (II) and (III), the “Option Consideration”), and for purposes of applying the provisions of this Section 3(d), the Option Consideration shall be allocated pro rata among all the shares of Common Stock issuable upon exercise of such Options to determine the consideration per each such Ordinary Share and (B) the other securities will be deemed to have been issued for an aggregate consideration equal to the aggregate consideration received by the Company for the Options and other securities (determined as provided below with respect to each share of Common Stock represented thereby), less the Option Consideration.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Weighted Average Price of such securities on the date of receipt of such securities.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder.  If such parties are unable to reach agreement within five (5) Business Days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within ten (10) Business Days after the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder.  The determination of such appraiser shall be final and binding upon all parties absent manifest error, and the fees and expenses of such appraiser shall be borne by the Company.

(e) Certain Events.  If any event occurs of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company Board will make an appropriate adjustment in the Exercise Price and the number of Common Stock acquirable upon exercise of this Warrant so as to protect the rights of the Holders of the Warrants; provided that no such adjustment will increase the Exercise Price or decrease the number of Common Stock acquirable as otherwise determined pursuant to this Section 3.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder, at its last address as it shall appear on the books and records of the Company, a notice setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (ii) the number of Warrant Shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

(g) Repurchase of Warrants for Cash.  Notwithstanding anything to the contrary contained herein, if the Company effects or enters into an agreement to effect an Organic Change, then upon the written request of the Holder (an “Organic Change Purchase Notice”) delivered to the Company at any time on or prior to the 30th day immediately following the later of (x) the date on which the Company publicly discloses such Organic Change or agreement in respect thereof and (y) the date on which such Organic Change is consummated, the Company (or the successor entity to the Company or the person acquiring all or substantially all of the Company’s assets in such Organic Change) shall purchase this Warrant from the Holder by paying to the Holder, on or prior to the later of (A) five (5) Business Days after such request and (B) the effective date of the Organic Change, cash in an amount (the “Organic Change Purchase Price”) equal to the “Black Scholes Value” of the remaining unexercised portion of this Warrant as of the effective date of such Organic Change, determined by use of the Black Scholes Option Pricing Model applying the criteria set forth in Schedule I hereto.  Any Holder that receives cash pursuant to this Section 3(g) shall not receive, and shall not be entitled to receive, any Alternate Consideration.  Concurrently with the consummation of such Organic Change, and provided that the Holder has previously delivered to the Company an Organic Change Purchase Notice, the Company shall pay the Organic Change Purchase Price, by wire transfer of immediately available funds, to an account designated by the Holder.  The Company shall not enter into a definitive agreement with respect to an Organic Change unless such agreement provides, as a condition to the consummation of such Organic Change, that the Organic Change Purchase Price with respect to each Warrant as to which an Organic Change Purchase Notice has been delivered to the Company shall be paid concurrently with the consummation of such Organic Change, as provided herein and in the other Warrants.  For the avoidance of doubt, the rights and obligations of the Company and the Holder upon the occurrence of an Organic Change are conditional upon such Organic Change being consummated, and in the event that an Organic Change in respect of which the Holder has delivered to the Company an Organic Change Purchase Notice is terminated prior to the consummation thereof, all actions taken under this Section 3(g) shall be deemed to be rescinded and null and void with respect to such Organic Change.

(h) Failure of Financing.  If, on or prior to the Filing Deadline, the Company shall not have issued and sold Units or shares of Common Stock for aggregate consideration of at least $15,000,000 (inclusive of the Units issued and sold by Predecessor on the Closing Date together with all Units or shares of Common Stock issued and sold by the Company in all Subsequent Financings), then the number of Warrant Shares evidenced by this Warrant shall be multiplied by two (2); provided, that the Exercise Price shall not be adjusted upon an adjustment of the number of Warrant Shares pursuant to this Section 3(h).

4. TRANSFERS AND EXCHANGES OF WARRANT AND WARRANT SHARES

(a) Registration of Transfers and Exchanges. Subject to Section 4(c), upon the Holder’s surrender of this Warrant, with a duly executed copy of the Form of Assignment attached as Exhibit B, to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder, the Company shall register the transfer of all or any portion of this Warrant. Upon such registration of transfer, the Company shall issue a new Warrant, in substantially the form of this Warrant, evidencing the acquisition rights transferred to the transferee and a new Warrant, in similar form, evidencing the remaining acquisition rights not transferred, to the Holder requesting the transfer.

(b) Warrant Exchangeable for Different Denominations. The Holder may exchange this Warrant for a new Warrant or Warrants, in substantially the form of this Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder. The Holder shall surrender this Warrant with duly executed instructions regarding such re-certification of this Warrant to the Secretary of the Company at its principal offices or at such other office or agency as the Company may specify in writing to the Holder.

(c) Restrictions on Transfers. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration (including pursuant to a so-called “4(a)(1) and a half” transaction) and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion shall be in form and substance and from counsel reasonably satisfactory to the Company.

5.   MUTILATED OR MISSING WARRANT CERTIFICATE

If this Warrant is mutilated, lost, stolen or destroyed, upon request by the Holder, the Company will, at its expense, issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, representing the right to acquire the equivalent number of Warrant Shares; provided, that, as a prerequisite to the issuance of a substitute Warrant, the Company may require satisfactory evidence of loss, theft or destruction as well as an indemnity from the Holder of a lost, stolen or destroyed Warrant, but without any requirement to post a bond (unless required by the Company’s transfer agent, in which case the Company shall pay the cost of such bond).

6.   PAYMENT OF TAXES AND FEES

The Company will pay all transfer and stock issuance taxes attributable to the preparation, issuance and delivery of this Warrant and the Warrant Shares (and replacement Warrants) including, without limitation, all documentary and stamp taxes, transfer agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares to any person or entity other than to the Holder.

7.   FRACTIONAL WARRANT SHARES

No fractional Warrant Shares shall be issued upon exercise of this Warrant. The Company, in lieu of issuing any fractional Warrant Share, shall round up the number of Warrant Shares issuable to nearest whole share.

8.   PARTICIPATION RIGHTS; NO OTHER STOCK RIGHTS; LEGEND

No holder of this Warrant, as such, shall be entitled to vote or be deemed the holder of any other securities of the Company, including, but not limited to, the Warrant Shares, that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights or otherwise.  Notwithstanding the foregoing or anything else contained herein, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind (other than shares of Common Stock issued as a stock split or adjustments covered by the terms of Section 3(a)(i)) made to the holders of shares of Common Stock to the same extent as if the Holder had Exercised this Warrant into shares of Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments pursuant to the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock.

Except as otherwise provided in this Warrant or the Purchase Agreement, each certificate for Warrant Shares initially issued upon the exercise of this Warrant, and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Notwithstanding the foregoing, the Warrant Shares issued upon exercise of this Warrant shall not contain such legend if:  (i) the Warrant Shares are, at the time of issuance, registered for resale pursuant to an effective registration statement under the Securities Act; or (ii) on or after the six-month anniversary of the Effective Date, the Warrant Shares are issued pursuant to a cashless exercise effected pursuant to Section 1(a)(ii) and, at the time of such exercise, the Company satisfies the current public information requirements contained in Rule 144(c) promulgated under the Securities Act.

9.     REGISTRATION RIGHTS

The Holder shall be entitled to the registration rights as are contained in the Purchase Agreement.

10.   NOTICES

All notices, consents, waivers, and other communications under this Warrant must be in writing and will be deemed given to a party (a) when delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) when sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment for notice sent by facsimile or lack of any rejection notice for notice sent by email; (c) when received or rejected by the addressee, if sent by certified mail, return receipt requested, if to the registered Holder hereof; (d) on the Business Day after being deposited for overnight delivery by a nationally recognized courier service; or (e) seven days after the placement of the notice into the mails (first class postage prepaid), to the Holder.  The respective contact information for the Holder and the Company shall be as set forth in the Purchase Agreement.

11.   SEVERABILITY

If a court of competent jurisdiction holds any provision of this Warrant invalid or unenforceable, the other provisions of this Warrant will remain in full force and effect. Any provision of this Warrant held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.   AMENDMENT; BINDING EFFECT

This Warrant may be amended only in a writing entered into by the Company and the Holder.  This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered Holder or Holders from time to time of this Warrant.

13.   SURVIVAL OF RIGHTS AND DUTIES

This Warrant shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Time, on the Expiration Date or the date on which this Warrant has been exercised in full.

14.   SPECIFIC PERFORMANCE

The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

15.   GOVERNING LAW

THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND THE HOLDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

16.   RESERVATION OF SHARES

The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant, free from pre-emptive rights. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation. Without limiting the generality of the foregoing, the Company covenants that it will use commercially reasonable efforts to take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents, including but not limited to consents from the Company’s stockholders or the Company Board or any public regulatory body, as may be necessary to enable the Company to perform its obligations under this Warrant.

17.   NO THIRD PARTY RIGHTS

This Warrant is not intended, and will not be construed, to create any rights in any parties other than the Company and the Holder, and no person or entity may assert any rights as third- party beneficiary hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first set forth above.

AIT THERAPEUTICS INC.

Date	By:
Name: Amir Avniel
Title: CEO

Schedule I

Black-Scholes Value

	Calculation Under Section 3(d)	Calculation Under Section 3(g)
Remaining Term	Number of calendar days from date of the issuance of the Option (the “Option Date”) until the last date on which the Option may be exercised (the “Option Term”).	Number of calendar days from date of public announcement of the Organic Change until the last date on which the Warrant may be exercised (the “Remaining Warrant Term”).

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Option Term.	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Warrant Term.

Cost to Borrow	Zero	Zero

Volatility	The greater of 100% and the historical volatility for the 100 Trading Day period ending on the Option Date, obtained from the HVG or similar function on Bloomberg.
The greater of 100% and the arithmetic mean of the historical volatility for the 10, 50 and 100 Trading Day periods ending on the next succeeding Trading Day following the date of the first public announcement of the Organic Change, obtained from the HVG or similar function on Bloomberg.

Stock Price	The Weighted Average Price of the Common Stock on the Option Date.
The greatest of (1) the closing price of the Common Stock on the primary Trading Market (“Closing Market Price”) on the Trading Day immediately preceding the date on which the Organic Change is consummated, (2) the first Closing Market Price following the first public announcement of the Organic Change, or (3) the Closing Market Price as of the Trading Day immediately preceding the first public announcement of the Organic Change, in each case appropriately adjusted for any share dividends, share splits, share combinations, recapitalizations or similar events occurring prior to the consummation of the Organic Change.

If the Holder and the Company are unable to agree upon the calculation of the Black-Scholes value of the Option or Warrant (as applicable) within five (5) Business Days of the Option Date or the date of the Organic Change Purchase Notice (as applicable; any such applicable date being referred to as the “Black-Scholes Determination Date”), then the Company shall submit via facsimile the disputed calculation to an investment banking firm (jointly selected by the Company and the Holder) within seven (7) Business Days of the Black-Scholes Determination Date.  The Company shall direct such investment banking firm to perform the calculations and notify the Company and the Holder of the results no later than ten (10) Business Days after such Black-Scholes Determination Date.  Such investment banking firm’s calculation of the Black-Scholes value of the Options or Warrant (as applicable) shall be deemed conclusive absent manifest error.  The Company shall bear the fees and expenses of such investment banking firm for providing such calculation.

EXHIBIT A NOTICE OF EXERCISE

(To be executed by the Holder of Warrant if such Holder desires to exercise Warrant)

To AIT THERAPEUTICS INC.

The undersigned hereby irrevocably elects to exercise this Warrant as set forth below (check the box that applies):

☐ The undersigned hereby irrevocably elects to purchase __________ Warrant Shares in accordance with Section 1(a)(i) of the attached Warrant and tenders herewith payment of the exercise price in full, in an amount in cash equal to $______________, which amount includes any applicable taxes payable by the undersigned pursuant to the Warrant; OR

☐ The undersigned hereby irrevocably elects to purchase __________ Warrant Shares pursuant to a Cashless Exercise in accordance with Section 1(a)(ii) of the Warrant, and tenders herewith payment in cash for all applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for such Warrant Shares be issued in the name of:

Name	_________________________________________
Social Security or Federal Employer Identification Number (if applicable)	_________________________________________
Address	_________________________________________ _________________________________________ _________________________________________ _________________________________________

If the Warrant Shares issuable upon this exercise of the Warrant are not all of the Warrant Shares which the Holder is entitled to acquire upon the exercise of the Warrant (and the Holder shall have delivered the Warrant to the Company), the undersigned requests that a new Warrant evidencing the rights not so exercised be issued in the name of and delivered to:

Name	_________________________________________
Social Security or Federal Employer Identification Number (if applicable)	_________________________________________
Address	_________________________________________ _________________________________________ _________________________________________ _________________________________________

Name of Holder (print): _______________________
(Signature): ________________________________
(By:) _____________________________________
(Title:) ____________________________________
Dated:_____________________________________

EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the Warrant (as defined in and evidenced by the attached Warrant) to acquire the number of Warrant Shares set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said acquisition rights and the shares issuable upon exercise of the Warrant:

Name of Assignee	Address	Number of Shares

If the total of the Warrant Shares are not all of the Warrant Shares evidenced by the foregoing Warrant, the undersigned requests that a new Warrant evidencing the right to acquire the Warrant Shares not so assigned be issued in the name of and delivered to the undersigned.

Name of Holder (print): _______________________ (Signature): ________________________________ (By:) _____________________________________ (Title:) ____________________________________